UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

July 1, 2015

Community Healthcare Trust Incorporated

(Exact Name of Registrant as Specified in Charter)

Maryland	001-37401	46-5212033
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

354 Cool Springs Blvd., Suite 106, Franklin, Tennessee 37067

(Address of Principal Executive offices)

Registrant’s telephone number, including area code: (615) 771-3052

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

Between June 30, 2015, and July 1, 2015, Community Healthcare Trust Incorporated (the “Company”) purchased an additional three properties for an aggregate purchase price of approximately $17.2 million as part of the Company’s acquisition of the initial properties discussed in the prospectus (the “Prospectus”) for the Company’s initial public offering, filed with the Commission on May 26, 2015, pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. Through July 8, 2015, the Company has acquired 30 of the 35 initial properties discussed in the Prospectus for an aggregate purchase price of approximately $96.4 million. Additional information regarding the acquisition of the initial properties is included in the Prospectus under the captions “Our Business — Initial Properties” and “Our Business — Acquisition of Initial Properties,” and such information is incorporated by reference in this Current Report on Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY HEALTHCARE TRUST INCORPORATED

By:	/s Timothy G. Wallace
Name:	Timothy G. Wallace
Title:	President and Chief Executive Officer

Date: July 8, 2015

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